UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On October 2, 2014, Flux Power Holdings, Inc. (the “Company”) entered in a certain Credit Facility Agreement for a line of credit in the maximum amount of $500,000 (“Line of Credit”) with Leon Frenkel (“Lender”). Borrowings under the Line of Credit bears interest at 8% per annum, with all unpaid principal and accrued interest due and payable on September 19, 2016 pursuant to the terms of the Secured Convertible Promissory Note (the “Note”). In addition, at the election of Lender, all or any portion of the outstanding principal, accrued but unpaid interest and/or late charges under the Note may be converted into shares of the Company common stock at any time at a conversion price of $0.12 per share (the “Conversion Price”). The borrowings under the Note is guaranteed by Flux Power, Inc., a California corporation and wholly owned subsidiary (the “Subsidiary”), and secured by all of the assets of the Company and Subsidiary pursuant to the terms of a certain Security Agreement and Guaranty Agreement dated as of October 2, 2014. Proceeds from the Line of Credit can be solely used for working capital purposes. As of the date of this Current Report on Form 8-K, the Company has borrowed approximately $100,000 under the Note.

In consideration for the Line of Credit, on October 2, 2104, the Company issued a Warrant Certificate (the “Warrant”) to the Lender, entitling the Lender to purchase a certain number of shares of common stock of the Company equal to the outstanding advances under the Note divided by the Conversion Price, for a term of five years, and at an exercise price per share equal to $0.20.

The Company retained Security Research Associates Inc. (“SRA”), on a best-efforts basis, as its placement agent for the placement of the Note. The Company agreed to pay SRA for services rendered in conjunction with the Note in the amount of 5% of the gross proceeds raised and a warrant for the purchase of the common stock. The number of common stock subject to the warrant equals 5% of the aggregate gross proceeds from the Note received by the Company from the Lender divided by $0.20 per share. The warrant will have a term of 3 years and will include cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters. The exercise price will equal $0.20. The Company also agreed to reimburse SRA periodically, upon request, or upon termination of SRA’s services, for SRA’s expenses incurred in connection with SRA’s financial advisory services, including fees and expenses of legal counsel, travel expenses and printing, with all such non-accountable fees and expenses not to exceed a combined aggregate amount of $1,000. Our director and executive chairman of the Board of Directors, Timothy Collins, is the Chief Executive Officer, President, director and shareholder of SRA.

Except as disclosed in this Current Report on Form 8-K, the Lender has no other material relationship with the Company or its affiliates. Furthermore, the foregoing description of the terms of the Line of Credit, Note, Warrant Certificate, Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The securities offered and sold to the Lender have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities were offered and sold to the Lender in reliance upon exemptions from registration pursuant to Rule 506 promulgated thereunder and his representation that he qualified as an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description

10.1	Credit Facility Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: October 7, 2014	/s/ Ron Dutt
Ron Dutt, Chief Executive Officer and Interim Chief Financial Officer

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